                                                                    EXHIBIT 99.1
                                VERO GROUP PLC
                        REPORT OF INDEPENDENT AUDITORS


     The Board of Directors
     VERO Group plc



     We have audited the consolidated balance sheet of VERO Group plc as at December 31, 1997 and the related consolidated profit and loss accounts and consolidated statements of total recognized gains and losses and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to form an independent opinion on these financial statements based on our audit.

    We conducted our audit in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of VERO Group plc at December 31, 1997 and the consolidated results of its operations and its consolidated cash flows for the year then ended in conformity with accounting principles generally accepted in the United Kingdom.


                                                                /s/Ernst & Young
                                                                ----------------
                                                                   ERNST & YOUNG
                                                           Chartered Accountants



Southampton, England
March 23, 1998

VERO GROUP PLC
CONSOLIDATED PROFIT AND LOSS ACCOUNT
for the year ended 31 December 1997


                                                                           YEAR TO              Year to
                                                                         31 DECEMBER          31 December
                                                                            1997                 1996
                                                            Notes        (Pounds)000          (Pounds)000
                                                          --------------------------------------------------
TURNOVER - CONTINUING OPERATIONS                               1                101,219          106,062
Cost of sales                                                                   (68,524)         (68,280)
                                                                      --------------------------------------
Gross profit                                                                     32,695           37,782
                                                                      --------------------------------------
Distribution costs                                                              (13,749)         (14,411)
Administration expenses                                                          (8,619)          (9,257)
Income from interests in associated undertakings                                      7               39
                                                                      --------------------------------------
OPERATING PROFIT - CONTINUING OPERATIONS                       2                 10,334           14,153
Net interest payable                                           5                   (312)            (562)
                                                                      --------------------------------------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION                                    10,022           13,591
Taxation                                                       6                 (3,422)          (4,926)
                                                                      --------------------------------------
Profit on ordinary activities after taxation                                      6,600            8,665
Minority interest                                                                     5                -
                                                                      --------------------------------------
PROFIT ATTRIBUTABLE TO MEMBERS OF THE PARENT COMPANY                              6,605            8,665
                                                                      --------------------------------------
Dividends                                                      7                 (3,454)          (3,434)
                                                                      --------------------------------------
Retained profit for the year                                  17                  3,151            5,231
                                                                      --------------------------------------
EARNINGS PER ORDINARY SHARE - BASIC                            8                  11.1P            14.7p
EARNINGS PER ORDINARY SHARE - FULLY DILUTED                    8                  10.9P            14.3p
                                                                      --------------------------------------

NOTE OF HISTORICAL COST PROFITS AND LOSSES. There is no difference between the historical cost profit and the retained profit for the year ended 31 December 1997 or 31 December 1996.

VERO GROUP PLC
CONSOLIDATED BALANCE SHEET
as at 31 December 1997

                                                                                1997                  1996
                                                               Notes         (Pounds)000          (Pounds)000
                                                         ----------------------------------------------------
FIXED ASSETS
Tangible assets                                                   9               17,121               15,467
Investments                                                      10                  823                  543
                                                                      ---------------------------------------
                                                                                  17,944               16,010
CURRENT ASSETS
Stocks                                                           11               13,791               12,735
Debtors                                                          12               18,096               17,982
Cash at bank and in hand                                                           4,093                6,619
                                                                      ---------------------------------------
                                                                                  35,980               37,336
CREDITORS: amounts falling due within one year
Bank and other borrowings                                        13                 (510)                (493)
Other creditors                                                  13              (22,706)             (24,254)
                                                                      ---------------------------------------
                                                                                 (23,216)             (24,747)
                                                                      ---------------------------------------
NET CURRENT ASSETS                                                                12,764               12,589
                                                                      ---------------------------------------
TOTAL ASSETS LESS CURRENT LIABILITIES                                             30,708               28,599
                                                                      ---------------------------------------
CREDITORS: amounts falling due after more than one year
Bank and other borrowings                                        14               (6,210)              (6,221)
Provision for liabilities and charges                            15                 (252)                (142)
                                                                      ---------------------------------------
                                                                                  24,246               22,236
MINORITY INTERESTS                                                                   (10)                   -
                                                                      ---------------------------------------
                                                                                  24,236               22,236
                                                                      ---------------------------------------
CAPITAL AND RESERVES
Called up share capital                                          16                3,007                3,007
Share premium account                                            17               18,231               18,231
Capital redemption reserve                                       17                    9                    9
Goodwill reserve                                                 17              (11,471)             (11,301)
Profit and loss account                                          17               14,460               12,290
                                                                      ---------------------------------------
Shareholders' funds                                                               24,236               22,236
                                                                      ---------------------------------------

VERO GROUP PLC
CONSOLIDATED CASH FLOW STATEMENT
for the year ended 31 December 1997

                                                                                    YEAR TO        YEAR TO
                                                                                  31 DECEMBER    31 DECEMBER
                                                                                      1997           1996
                                                                        Notes     (Pounds)000    (Pounds)000
                                                                  -------------------------------------------------
Net cash inflow from operating activities                                18(a)       11,957        15,561
Returns on investments and servicing of finance                          18(b)         (310)         (644)
Taxation                                                                             (4,802)       (2,498)
Capital expenditure                                                      18(c)       (5,054)       (5,354)
Acquisitions and disposals                                               18(d)       (1,057)       (1,230)
Equity dividend paid                                                                 (3,442)       (1,179)
                                                                                -----------------------------------
Cash (outflow)/inflow before use of liquid resources and financing                   (2,708)        4,656
Financing increase/(decrease) in debt                                                    15        (2,009)
                                                                                -----------------------------------
(Decrease)/increase in cash in the year                                              (2,693)        2,647
                                                                                -----------------------------------

                                                                                     YEAR TO         YEAR TO
                                                                                   31 DECEMBER    31 DECEMBER
                                                                                       1997            1996
RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT              Notes         (Pounds)000    (Pounds)000
                                                                  --------------------------------------------------
(Decrease)/increase in cash in the year                                              (2,693)          2,647
Cash (inflow)/outflow from movements in debt                                            (15)          2,009
                                                                                ------------------------------------
Change in net debt resulting from cash flows                                         (2,708)          4,656
Exchange adjustment                                                                     176             (79)
                                                                                ------------------------------------
Movement in net debt in the year                                                     (2,532)          4,577
Net debt at 1 January                                                                   (95)         (4,672)
                                                                                ------------------------------------
Net debt at 31 December                                              18(e)           (2,627)            (95)
                                                                                ------------------------------------

VERO GROUP PLC
ADDITIONAL STATEMENTS
for the year ended 31 December 1997

                                                                            YEAR TO             Year to
                                                                          31 DECEMBER         31 December
                                                                              1997                1996
CONSOLIDATED STATEMENT OF TOTAL RECOGNIZED GAINS AND LOSSES               (Pounds)000         (Pounds)000
                                                                     ---------------------------------------
Profit for the financial year                                                   3,151               5,231
Exchange loss on retranslation of net assets of subsidiary                       (981)             (1,872)
undertakings
                                                                     ---------------------------------------
Total recognized gains relating to the year                                     2,170               3,359
                                                                     ---------------------------------------


                                                                            YEAR TO             Year to
                                                                          31 DECEMBER         31 December
                                                                              1997                1996
RECONCILIATION OF MOVEMENTS IN CONSOLIDATED SHAREHOLDERS' FUND            (Pounds)000         (Pounds)000
                                                                     ---------------------------------------
Total recognized gains and losses                                               2,170               3,359
Other movements:
Goodwill written off                                                             (432)               (718)
Adjustment to goodwill (note 17)                                                  262                   -
                                                                     ---------------------------------------
Net addition to shareholders' funds                                             2,000               2,641
Opening shareholders' funds                                                    22,236              19,595
                                                                     ---------------------------------------
Closing shareholders' funds                                                    24,236              22,236
                                                                     ---------------------------------------

VERO GROUP PLC
COMPANY BALANCE SHEET
as at 31 December 1997

                                                                             1997                 1996
                                                            Notes        (Pounds)000           (Pounds)000
                                                         ----------------------------------------------------
FIXED ASSETS
Tangible assets                                               9                   72                  101
Investments                                                  10               22,008               22,008
                                                                   ------------------------------------------
                                                                              22,080               22,109
CURRENT ASSETS
Debtors                                                      12               14,368               14,000
Cash at bank and in hand                                                         700                   53
                                                                   ------------------------------------------
                                                                              15,068               14,053
CREDITORS: amounts falling due within one year
Bank and other borrowings                                    13               (3,074)                   -
Other creditors                                              13               (8,381)              (8,512)
                                                                   ------------------------------------------
                                                                             (11,455)              (8,512)

NET CURRENT ASSETS                                                             3,613                5,541
TOTAL ASSETS LESS CURRENT LIABILITIES                                         25,693               27,650
                                                                   ------------------------------------------
CREDITORS: amounts falling due after more than one year
Bank and other borrowings                                    14               (1,500)              (3,700)
                                                                   ------------------------------------------
                                                                              24,193               23,950
                                                                   ------------------------------------------
CAPITAL AND RESERVES
Called up share capital                                      16                3,007                3,007
Share premium account                                        17               18,231               18,231
Capital redemption reserve                                   17                    9                    9
Profit and loss account                                      17                2,946                2,703
                                                                   ------------------------------------------
Shareholders' funds                                                           24,193               23,950
                                                                   ------------------------------------------

VERO GROUP PLC
ACCOUNTING POLICIES
for the year ended 31 December 1997


A summary of the principal accounting policies, which have been consistently applied throughout the year, is set out below:

a) BASIS OF PREPARATION The accounts are prepared under the historical cost convention and in accordance with applicable United Kingdom accounting standards.

b) BASIS OF CONSOLIDATION The Group accounts consolidate the accounts of VERO Group plc and all its subsidiary undertakings drawn up to 31 December each year. Undertakings, other than subsidiary undertakings, in which the Group has an investment and over which it is in a position to exercise a significant influence are treated as associated undertakings. The Group accounts include the appropriate share of associated undertakings' results and reserves.

     No profit and loss account is presented for VERO Group plc as permitted by section 230 of the Companies Act 1985.

c)   GOODWILL  Purchased goodwill is set off directly against reserves.

d) DEPRECIATION Depreciation is provided on all tangible fixed assets, other than freehold land, at rates calculated to write off the cost, less estimated residual value based on prices prevailing at the date of acquisition, of each asset evenly over its expected useful life, as follows:

     Freehold buildings                                     - over 25 years
     Leasehold buildings: more than 40 years unexpired      - over 40 years
     Leasehold buildings: less than 40 years unexpired      - equally over the life of the lease
     Plant and machinery                                    - over 3 years to 10 years

     Assets in the course of construction are stated at cost. No depreciation is provided until the asset is brought into use.

e) STOCKS Stocks are stated at the lower of cost incurred in bringing each product to its present location and condition and net realizable value, as follows:

     Raw materials, consumables and goods for resale        - purchase cost on a first-in, first-out basis.
     Work in progress and finished goods                    - cost of direct materials and labour plus
                                                              attributable overheads based on the normal
                                                              level of activity.

     Net realizable value is based on estimated selling price less any further costs expected to be incurred to completion and disposal.

f) RESEARCH AND DEVELOPMENT Expenditure on research and development is written off as incurred.

g) DEFERRED TAXATION Deferred taxation is provided using the liability method on all timing differences which are expected to reverse in the future without being replaced, calculated at the rate at which it is anticipated the timing differences will reverse. Advance corporation tax which is expected to be recoverable in the future is deducted from the deferred taxation balance.

h) ADVANCE CORPORATION TAX Advance corporation tax is carried forward only to the extent that it is recoverable in the foreseeable future.

VERO GROUP PLC
ACCOUNTING POLICIES
for the year ended 31 December 1997


i) FOREIGN CURRENCIES Assets and liabilities in overseas currencies are translated into sterling at the rates ruling at 31 December. Profit and loss accounts in foreign currencies are translated into sterling at the average rates applicable during the year. Exchange differences arising on opening net assets, less any loans hedging those investments, are taken directly to reserves, as are the differences arising between the translation of revenue items at average and closing rates. Exchange differences arising on trading transactions are taken to the profit and loss account.

j) LEASING AND HIRE PURCHASE COMMITMENTS Assets held under finance leases and hire purchase contracts, which are those where substantially all the risks and rewards of ownership have passed to the Group, are capitalized in the balance sheet and are depreciated over their useful lives. The interest element of the rental obligations is charged to the profit and loss account over the period of the lease and represents a constant proportion of the balance of capital repayments outstanding.

     Rentals paid under operating leases are charged to income on a straight line basis over the lease term.

k) PENSIONS The Group operates defined benefit pension schemes in he UK which require contributions to be made to separately administered funds. Contributions to these funds are charged to the profit and loss account so as to spread the cost of pensions over the employees' working lives within the Group. The regular cost is attributed to individual years using he projected unit credit method. Variations in pension cost, which are identified as a result of actuarial valuations, are amortized over the average expected remaining working lives of employees in proportion to their expected payroll costs. Differences between the amounts funded and the amounts charged to the profit and loss account are treated as either provisions or prepayments in the balance sheet.

     The Group also operates defined contribution pension schemes in some overseas countries. Contributions are charged to the profit and loss account as they become payable in accordance with the rules of the schemes.

VERO GROUP PLC
NOTES TO THE ACCOUNTS
for the year ended 31 December 1997

1.  TURNOVER AND SEGMENTAL ANALYSIS
--------------------------------------------------------------------------------
Turnover represents the amounts derived from the provision of goods and services which fall within the Group's ordinary activities, stated net of value added tax and similar taxes. Turnover and pre-tax profit are attributable to one continuing activity: the manufacture and sale of mechanical and electronic components for the electronics and telecommunications industries. Turnover, profit before taxation and net assets are analyzed as follows:

                                                                          Year to              Year to
                                                                        31 December          31 December
                                                                           1997                 1996
                                                                        (Pounds)000          (Pounds)000
                                                                       ------------------------------------
TURNOVER BY GEOGRAPHICAL DESTINATION
Sales to third parties:
United Kingdom                                                                  36,280             33,876
Continental Europe                                                              45,486             55,576
Rest of World                                                                   19,453             16,610
                                                                       ------------------------------------
                                                                               101,219            106,062
                                                                       ------------------------------------
TURNOVER BY GEOGRAPHICAL ORIGIN
Total sales (including inter-Group):
United Kingdom                                                                  68,630             70,794
Continental Europe                                                              44,356             50,964
Rest of World                                                                   14,310             12,849
                                                                       ------------------------------------
                                                                               127,296            134,607
                                                                       ------------------------------------
Inter-Group sales:
United Kingdom                                                                   1,345              2,445
Continental Europe                                                              18,949             21,180
Rest of World                                                                    5,783              4,920
                                                                       ------------------------------------
                                                                                26,077             28,545
                                                                       ------------------------------------
Sales to third parties:
United Kingdom                                                                  67,285             68,349
Continental Europe                                                              25,407             29,784
Rest of World                                                                    8,527              7,929
                                                                       ------------------------------------
                                                                               101,219            106,062
                                                                       ------------------------------------
PROFIT BEFORE TAXATION
United Kingdom                                                                  10,507             11,944
Continental Europe                                                               1,999              4,188
Rest of World                                                                      307                718
                                                                       ------------------------------------
                                                                                12,813             16,850
                                                                       ------------------------------------

Common costs                                                                    (2,479)            (2,697)
Net interest payable                                                              (312)              (562)
                                                                       ------------------------------------
Profit on ordinary activities before taxation                                   10,022             13,591
                                                                       ------------------------------------

VERO GROUP PLC
NOTES TO THE ACCOUNTS
for the year ended 31 December 1997


                                                                          YEAR TO              Year to
                                                                        31 DECEMBER          31 December
                                                                           1997                 1996
1.  TURNOVER AND SEGMENTAL INFORMATION continued                        (Pounds)000          (Pounds)000
-----------------------------------------------------------------------------------------------------------
NET ASSETS
United Kingdom                                                                  15,893               14,052
Continental Europe                                                              11,606               11,187
Rest of World                                                                    4,552                3,671
Unallocated net liabilities                                                     (7,815)              (6,674)
                                                                  -----------------------------------------
                                                                                24,236               22,236
                                                                  -----------------------------------------
Unallocated net assets/(liabilities) comprise:
Cash at bank and in hand                                                         4,093                6,619
Bank overdrafts                                                                   (334)                (231)
Loans                                                                           (6,386)              (6,483)
Net tax liabilities                                                             (2,659)              (4,182)
Deferred taxation                                                                 (252)                (142)
Dividend payable                                                                (2,267)              (2,255)
Minority interests                                                                 (10)                   -
                                                                 ------------------------------------------
Unallocated net liabilities                                                     (7,815)              (6,674)
                                                                  -----------------------------------------


2.  OPERATING PROFIT                                                     YEAR TO             Year to
                                                                       31 DECEMBER         31 December
                                                                           1997                1996
Operating profit is stated after charging:                             (Pounds)000         (Pounds)000
----------------------------------------------------------------------------------------------------------
Auditors' remuneration - audit services - UK                                        50                  38
                       - audit services - overseas                                  53                  38
                       - non-audit services - UK                                    59                  58
                       - non-audit services - overseas                              43                  58
Depreciation                                                                     3,290               2,956
Research and development expenditure                                             1,293               1,218
Operating lease rentals - land and buildings                                     2,189               1,959
                        - other                                                    793                 579


3.  EMPLOYEE INFORMATION                                                    YEAR TO           Year to
                                                                          31 DECEMBER       31 December
The average monthly number of persons (including executive directors)         1997              1996
employed by the Group was:                                                   NUMBER            number
----------------------------------------------------------------------------------------------------------
Management and administration                                                        147               133
Manufacturing, sales and distribution                                              1,520             1,431
                                                                      ------------------------------------
                                                                                   1,667             1,564
                                                                      ------------------------------------

Aggregate staff costs (for the above persons)                             (Pounds)000       (Pounds)000
----------------------------------------------------------------------------------------------------------
Wages and salaries                                                                30,653            29,886
Social Security costs                                                              4,107             4,177
Other pension costs                                                                1,414             1,450
                                                                      ------------------------------------
                                                                                  36,174            35,513
                                                                      ------------------------------------

                                                                            YEAR TO           Year to
                                                                          31 DECEMBER       31 December
                                                                              1997              1996
4.  DIRECTORS' EMOLUMENTS                                                 (Pounds)000       (Pounds)000
-----------------------------------------------------------------------------------------------------------
Fees - paid to directors                                                              48                39
     - paid to third parties                                                          18                18
Executive directors' emoluments (excluding pension contributions)                    227               245
                                                                         ----------------------------------
                                                                                     293               302
                                                                         ----------------------------------

                                                                             YEAR TO            Year to
                                                                           31 DECEMBER        31 December
                                                                              1997               1996
5.  NET INTEREST PAYABLE                                                   (Pounds)000        (Pounds)000
------------------------------------------------------------------------------------------------------------
Interest receivable
     Bank interest receivable                                                        233                194
     Other interest receivable                                                         -                 11
                                                                         -----------------------------------
                                                                                     233                205
                                                                         -----------------------------------
Interest payable
     Bank loans and overdrafts                                                      (523)              (767)
     Other loans                                                                     (22)                 -
                                                                         -----------------------------------
                                                                                    (545)              (767)
                                                                         -----------------------------------
Net interest payable                                                                (312)              (562)
                                                                         -----------------------------------

                                                                             YEAR TO            Year to
                                                                           31 DECEMBER        31 December
                                                                              1997               1996
6.  TAXATION                                                               (Pounds)000        (Pounds)000
------------------------------------------------------------------------------------------------------------
United Kingdom corporation tax                                                     2,537              2,968
Deferred taxation (note 15)                                                          340                603
Overseas taxation                                                                    562              1,291
Adjustments in respect of prior years - overseas taxation                             (6)                47
                                      - current taxation                               -               (149)
                                      - deferred taxation                            (11)               166
                                                                         -----------------------------------
                                                                                   3,422              4,926
                                                                         -----------------------------------

                                                                            YEAR TO           Year to
                                                                          31 DECEMBER       31 December
                                                                              1997              1996
7.  DIVIDENDS                                                             (Pounds)000       (Pounds)000
-----------------------------------------------------------------------------------------------------------
Equity dividends on ordinary shares
Interim paid 2.0p (1996: 2.0p)                                                     1,187             1,179
Final proposed 3.8p (1996: 3.8p)                                                   2,267             2,255
                                                                          ---------------------------------
                                                                                   3,454             3,434
                                                                          ---------------------------------

In accordance with the trust deed dated 31 October 1995 between the Company and the trustee to the employee benefit trust, the trustee has elected to waive all but 0.001p per share of dividend on the 454,324 shares held by the trust.

VERO GROUP PLC
NOTES TO THE ACCOUNTS
for the year ended 31 December 1997


8.  EARNINGS PER ORDINARY SHARE
--------------------------------------------------------------------------------
The calculation of the basic earnings per ordinary share is based on earnings for the financial year of (Pounds)6,605,000 (1996: (Pounds)8,665,000) and 59,340,410 shares (1996: 59,019,149), being the weighted average number of shares in issue and ranking for dividend during the year after adjustment to exclude those shares held by the employee benefit trust.

The fully diluted earnings per share is based on 60,980,561 (1996: 60,863,460) ordinary shares, to show the effect on earnings per share of shares held by the employee benefit trust, of options granted over shares under the Company's savings related share option schemes and adjusted earnings of (Pounds)6,645,000 (1996: (Pounds)8,705,000). Earnings have been adjusted, in connection with the share options (note 16), by adding interest deemed to be earned from 2 1/2 % Consolidated Stock on the proceeds of such share issue.

                                                             Assets in            Plant
                                          Land and           course of         machinery &
9.  TANGIBLE FIXED ASSETS                 buildings        construction      motor vehicles          Total
GROUP                                    (Pounds)000        (Pounds)000        (Pounds)000        (Pounds)000
----------------------------------------------------------------------------------------------------------------
COST
At 1 January 1997                                3,504              1,369             14,346             19,219
Additions                                           76                584              4,828              5,488
Disposals                                          (87)                 -               (628)              (715)
Reclassifications                                  115             (1,022)               907                  -
Exchange adjustment                               (458)               (89)              (937)            (1,484)
                                      --------------------------------------------------------------------------
At 31 December 1997                              3,150                842             18,516             22,508
                                      --------------------------------------------------------------------------

DEPRECIATION
At 1 January 1997                                  504                  -              3,248              3,752
Charge for the year                                127                  -              3,163              3,290
Disposals                                          (85)                 -               (598)              (683)
Reclassifications                                    1                  -                 (1)                 -
Exchange adjustment                               (195)                 -               (777)              (972)
                                      --------------------------------------------------------------------------
At 31 December 1997                                352                  -              5,035              5,387
                                      --------------------------------------------------------------------------

NET BOOK VALUE
At 31 December 1997                              2,798                842             13,481             17,121
                                      --------------------------------------------------------------------------
At 31 December 1996                              3,000              1,369             11,098             15,467
                                      --------------------------------------------------------------------------

                                                           Assets in           Plant
                                          Land and         course of        machinery &
9.  TANGIBLE FIXED ASSETS CONTINUED      buildings        construction     motor vehicles        Total
COMPANY                                 (Pounds)000       (Pounds)000       (Pounds)000       (Pounds)000
------------------------------------------------------------------------------------------------------------
COST
At 1 January 1997                                    -                 -               158               158
Additions                                            -                 -                 -                 -
Disposals                                            -                 -                 -                 -
                                   -------------------------------------------------------------------------
At 31 December 1997                                  -                 -               158               158
                                    ------------------------------------------------------------------------

DEPRECIATION
At 1 January 1997                                    -                 -                57                57
Charge for the year                                  -                 -                29                29
Disposals                                            -                 -                 -                 -
                                   -------------------------------------------------------------------------
At 31 December 1997                                  -                 -                86                86
                                    ------------------------------------------------------------------------

NET BOOK VALUE
At 31 December 1997                                  -                 -                72                72
                                   -------------------------------------------------------------------------
At 31 December 1996                                  -                 -               101               101
                                    ------------------------------------------------------------------------

                                                                             GROUP              Group
                                                                             1997               1996
The net book value of land and building comprises:                        (Pounds)000        (Pounds)000
-----------------------------------------------------------------------------------------------------------
Freehold                                                                           2,109              2,487
Long leasehold                                                                         -                  -
Short leasehold                                                                      689                513
                                                                     --------------------------------------
                                                                                   2,798              3,000
                                                                     --------------------------------------

                                                                                           Share of net
10.  INVESTMENTS                                                                         tangible assets
Group - associated undertakings                                                            (Pounds)000
---------------------------------------------------------------------------------------------------------
At 1 January 1997                                                                                     543
Exchange adjustment                                                                                   (25)
Second call on shares in VERO President Systems Limited                                               262
Investment in VERO Austin Electronics (China) Limited                                                  39
Share of profits retained by associated undertakings                                                    4
                                                                                     --------------------
At 31 December 1997                                                                                   823
                                                                                      -------------------

Income of (Pounds)7,000 and tax of (Pounds)3,000 have been dealt with in the profit and loss account for the year in respect of associated undertakings.

During the year a second call was made on the shares issued by VERO President Systems Limited at the time of its flotation. The Group did not subscribe for any such shares and therefore is not required to make a further payment. The Group only recognizes its share of the increased net assets on a received basis. During the year, the Group's share of net tangible assets increased by (Pounds)262,000 with an appropriate adjustment to goodwill (note 17).

The shares of the associated undertaking, VERO President Systems Limited, are listed on the Pune and Bangalore stock exchanges in India. As at 31 December 1997 the market value of those shares was (Pounds)1,300,000.

VERO GROUP PLC
NOTES TO THE ACCOUNTS
for the year ended 31 December 1997


10.  INVESTMENTS CONTINUED
------------------------------------------------------------------------------
During the year the Group set up VERO Austin Electronics (China) Limited, a company registered in Hong Kong. VERO Austin Electronics (China) Limited is a distributor of networking products into the Hong Kong Chinese region. The Group's interest in the company is 50%.

                                                        Subsidiary         Associated
                                                        undertaking        undertaking           Total
Company                                                 (Pounds)000        (Pounds)000        (Pounds)000
------------------------------------------------------------------------------------------------------------
At 1 January and 31 December 1997                             20,778              1,230             22,008

Details of the principal investments in which the Group or the Company holds more than 10% of the nominal value of any class of share capital are as follows:

                                                                                             Country of
                                                                                            Registration
                                                                                         (or incorporation)
NAME OF SUBSIDIARY UNDERTAKINGS                                         Holding            and operation
-----------------------------------------------------------------------------------------------------------
 VERO Electronics Limited                                                 100%                England
 VERO Electronics Overseas Investments Limited                            100%                England
*VERO Electronics SA                                                      100%                France
*VERO Electronics GmbH                                                    100%                Germany
*VERO Electronics SrL                                                     100%                 Italy
*VERO Electronics AB                                                      100%                Sweden
*VERO Electronics Inc.                                                    100%                  USA
*VERO Electronics Pte Limited                                              60%               Singapore

During the year the Group set up VERO Electronics Pte Limited, a company registered in Singapore. VERO Electronics Pte Limited is a distributor of electronic components into the ASEAN region. The Group's interest in the company is 60%.

                                                                                             Country of
                                                                                           Registration
                                                                                        (or incorporation)
NAME OF ASSOCIATED UNDERTAKINGS                                         Holding            and operation
-----------------------------------------------------------------------------------------------------------
 VERO President Systems Limited                                            35%                 India
*VERO Austin Electronics (China) Limited                                   50%               Hong Kong

VERO Electronics Overseas Investments Limited acts as the intermediate holding company for overseas subsidiary undertakings. All other subsidiary and associated undertakings are principally engaged in the manufacture and sale of mechanical and electronic components for the electronics and telecommunications industries (*denotes that shares are held through an intermediate holding company).

The issued share capital of VERO President Systems Limited is 5,040,000 ordinary shares of Rs 10 each.

The issued share capital of VERO Austin Electronics (China) Limited is 1,010,000 ordinary shares of HK$1 each.

                                                                         GROUP                Group
                                                                         1997                 1996
11.  STOCKS                                                           (Pounds)000          (Pounds)000
----------------------------------------------------------------------------------------------------------
Raw materials                                                                   3,228                3,126
Work in progress                                                                3,891                2,959
Finished goods and goods for resale                                             6,672                6,650
                                                                ------------------------------------------
                                                                               13,791               12,735
                                                                ------------------------------------------

The difference between purchase price or production cost of stock and their replacement cost is not significant.

                                                         GROUP                            COMPANY
                                                 1997             1996             1997             1996
12.  DEBTORS                                  (Pounds)000      (Pounds)000      (Pounds)000      (Pounds)000
--------------------------------------------------------------------------------------------------------------
Trade debtors                                        16,126           16,569                -                -
Amounts owed by subsidiary undertakings                   -                -           11,603           11,234
Overseas tax                                            239              129                -                -
Advance corporation tax                                 130              346              567              564
Deferred tax (note 15)                                    -                -               29               26
Other debtors                                           377              214               70              103
Prepayments and accrued income                        1,224              724               22               14
Dividends receivable                                      -                -            2,077            2,059
                                          --------------------------------------------------------------------
                                                     18,096           17,982           14,368           14,000
                                          --------------------------------------------------------------------

                                                         GROUP                            COMPANY
Amounts falling due after more than              1997             1996             1997             1996
one year included above are:                  (Pounds)000      (Pounds)000      (Pounds)000      (Pounds)000
--------------------------------------------------------------------------------------------------------------
Overseas tax                                            110              129                -                -
Advance corporation tax                                 130              346              864              564
Deferred taxation                                         -                -               29               26
Other debtors                                             4                -                -                -
Prepayments and accrued income                           62                -                -                -
                                          --------------------------------------------------------------------
                                                        306              475              893              590
                                          --------------------------------------------------------------------

                                                          GROUP                            COMPANY
13.  CREDITORS: AMOUNTS FALLING DUE               1997             1996             1997             1996
WITHIN ONE YEAR                                (Pounds)000      (Pounds)000      (Pounds)000      (Pounds)000
---------------------------------------------------------------------------------------------------------------
Current installments due on loans (note 14)              176              262                -                -
Bank overdraft (note 14)                                 334              231            3,074                -
Trade creditors                                        9,083            7,152                -                -
Amounts owed to subsidiary undertakings                    -                -            4,870            4,840
Current corporation tax                                2,018            3,327                -              119
Overseas tax                                             146              471                -                -
Advance corporation tax                                  864              859              864              859
Other taxes and social security costs                  1,609            1,885               24               27
Other creditors                                        2,984            3,525              208              115
Accruals                                               3,735            4,780              148              297
Dividend payable                                       2,267            2,255            2,267            2,255
                                           --------------------------------------------------------------------
                                                      23,216           24,747           11,455            8,512
                                           --------------------------------------------------------------------

Included in other creditors is an amount of (Pounds)525,000 (1996:
(Pounds)567,000) in respect of the German pension scheme.

VERO GROUP PLC
NOTES TO THE ACCOUNTS
for the year ended 31 December 1997

                                                         GROUP                            COMPANY
                                                 1997             1996             1997             1996
14.  BANK AND OTHER BORROWINGS                (Pounds)000      (Pounds)000      (Pounds)000      (Pounds)000
--------------------------------------------------------------------------------------------------------------
Secured borrowings                                -                -                -                -
Unsecured borrowings                          6,386            6,483            1,500            3,700
                                          --------------------------------------------------------------------
Total loans                                   6,386            6,483            1,500            3,700
Bank overdrafts                                 334              231            3,074                -
                                          --------------------------------------------------------------------
                                              6,720            6,714            4,574            3,700
                                          --------------------------------------------------------------------

Unsecured borrowings include certain borrowings on which rates of interest vary in accordance with market rates. As at 31 December 1997, these borrowings bear interest at rates of between 4.4375% and 8.5250%.

CURRENCY ANALYSIS                                             GROUP                        COMPANY
The outstanding loans are repayable in                 1997           1996           1997           1996
the following currencies:                           (Pounds)000    (Pounds)000    (Pounds)000    (Pounds)000
-------------------------------------------------------------------------------------------------------------
Sterling                                            1,676          3,962          1,500          3,700
Deutsche Marks                                      1,689            889              -              -
French Francs                                       1,263              -              -              -
US Dollars                                          1,758          1,632              -              -
                                                 ------------------------------------------------------------
                                                    6,386          6,483          1,500          3,700
                                                 ------------------------------------------------------------
AMOUNTS FALLING DUE WITHIN ONE YEAR
Repayable other than by installments                  176            262              -              -
Repayable by installments                               -              -              -              -
                                                 ------------------------------------------------------------
                                                      176            262              -              -
                                                 ------------------------------------------------------------
AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR
Repayable other than by installments
Between one and two years                               -              -              -              -
Between two and five years                          6,210          6,221          1,500          3,700
In five years or more                                   -              -              -              -
                                                 ------------------------------------------------------------
                                                    6,210          6,221          1,500          3,700
                                                 ------------------------------------------------------------

15.  PROVISION FOR LIABILITIES AND CHARGES                                  GROUP              COMPANY
DEFERRED TAXATION                                                        (Pounds)000         (Pounds)000
-----------------------------------------------------------------------------------------------------------
At 1 January 1997                                                            (142)                 26
ACT movement                                                                  219                   -
Arising during the year                                                      (340)                  3
Prior year adjustment                                                          11                   -
                                                                    ---------------------------------------
At 31 December 1997                                                          (252)                 29
                                                                    ---------------------------------------

                                                           GROUP                             COMPANY
                                                      AMOUNT PROVIDED                    AMOUNT PROVIDED
                                                   1997              1996             1997             1996
DEFERRED TAX PROVIDED IN THE ACCOUNTS          (Pounds)000       (Pounds)000       (Pounds)000      (Pounds)000
-----------------------------------------------------------------------------------------------------------------
Tax effect of timing differences:
Excess of tax allowances over depreciation          (684)             (563)                -                -
Other short term timing differences                   (5)              203                29               26
                                               ------------------------------------------------------------------
                                                    (689)             (360)               29               26
                                               ------------------------------------------------------------------
Less: advance corporation tax recoverable            437               218                 -                -
                                               ------------------------------------------------------------------
                                                    (252)             (142)               29               26
                                               ------------------------------------------------------------------

No provision has been made in respect of the tax which might become payable if the retained profits of overseas subsidiary undertakings were fully distributed to the United Kingdom because there is no current intention that such profits be remitted. There is no unprovided deferred tax.

16.  SHARE CAPITAL                               1997             1996              1997              1996
AUTHORIZED                                        NO.              No.            (Pounds)          (Pounds)
-----------------------------------------------------------------------------------------------------------------
Ordinary shares of 5p each                       75,000,000       75,000,000      3,750,000         3,750,000
                                               ------------------------------------------------------------------

                                                 1997             1996              1997              1996
ALLOTTED, CALLED UP AND FULLY PAID                NO.              No.            (Pounds)          (Pounds)
-----------------------------------------------------------------------------------------------------------------
Ordinary shares of 5p each                       60,131,827       60,131,827      3,006,591         3,006,591
                                               ------------------------------------------------------------------

The Company operates a savings related share option scheme under which options to subscribe for the Company's shares have been granted to subscribing employees. At 1 January 1997 options under this scheme were outstanding over 731,633 shares at (Pounds)2.22 each, exercisable between February 2001 and August 2001. During the year options were granted over 558,116 shares at (Pounds)1.525 each, exercisable between June 2000 and June 2002. As at 31 December 1997 the total number of shares over which options were outstanding was 901,962 shares.

VERO GROUP PLC
NOTES TO THE ACCOUNTS
for the year ended 31 December 1997

                                                 Share                             Capital
                                                premium          Goodwill        redemption        Profit and
17.  RESERVES                                   account          reserve           reserve        loss account
GROUP                                         (Pounds)000      (Pounds)000       (Pounds)000      (Pounds)000
---------------------------------------------------------------------------------------------------------------
At 1 January 1997                                18,231          (11,301)                9           12,290
Retained profit for the year                          -                -                 -            3,151
Exchange adjustment                                   -                -                 -             (981)
Arising on acquisition                                -             (432)                -                -
Adjustment to goodwill                                -              262                 -                -
                                          ---------------------------------------------------------------------
At 31 December 1997                              18,231          (11,471)                9           14,460
                                          ---------------------------------------------------------------------

COMPANY
At 1 January 1997                                18,321                -                 9            2,703
Retained profit for the year                          -                -                 -              243
                                          ---------------------------------------------------------------------
At 31 December 1997                              18,321                -                 9            2,946
                                          ---------------------------------------------------------------------

The Company's profit for the financial year amounted to (Pounds)3,697,000 (1996:
(Pounds)3,589,000).

On 10 January 1997 the Group acquired the assets and liabilities of a French company, Societe de Realisations Metallugiques SA ("SRM"). Net assets at the date of acquisition were:

                                                                               Book         Fair value to
                                                                               value            Group
                                                                            (Pounds)000      (Pounds)000
----------------------------------------------------------------------------------------------------------
Tangible fixed assets                                                            557              557
Stock                                                                             29               29
                                                                            ------------------------------
Net assets                                                                       586              586
                                                                            --------------
Goodwill arising on acquisition                                                                   432
                                                                                         -----------------
                                                                                                1,018
                                                                                         -----------------

Discharged in cash                                                                              1,018
                                                                                         -----------------

The goodwill arising on acquisition of (Pounds)432,000 has been written off against reserves.

The adjustment to goodwill in the year reflects the increase in the Group's share of the net assets of VERO President Systems Limited following a second call on the shares it issued at the time of its flotation (note 10).

As at 31 December 1997 accumulated goodwill on acquisitions written off to reserves amounted to (Pounds)11,471,000 (1996: (Pounds)11,301,000).

Shareholders' funds are attributable to equity interests only. As at 31 December 1997 and 31 December 1996 there were no non-equity interests.

                                                                              YEAR TO            Year to
                                                                            31 DECEMBER        31 December
18.  CASHFLOW                                                                  1997               1996
(A)  RECONCILIATION OF OPERATING PROFIT TO OPERATING CASH FLOWS             (Pounds)000        (Pounds)000
------------------------------------------------------------------------------------------------------------
Operating profit                                                               10,334             14,153
Depreciation charges                                                            3,290              2,956
Profit on disposal of tangible fixed assets                                      (50)              (142)
Share of profits of associated undertakings                                       (7)               (39)
Increase in stock                                                             (1,456)              (125)
Increase in debtors                                                             (921)              (278)
Increase/(decrease) in creditors and provisions                                  767               (964)
                                                                       -------------------------------------
NET CASH INFLOW FROM CONTINUING OPERATING ACTIVITIES                           11,957             15,561
                                                                       -------------------------------------

                                                                              YEAR TO            Year to
                                                                            31 DECEMBER        31 December
                                                                               1997               1996
(B)  RETURNS ON INVESTMENTS AND SERVICING OF FINANCE                        (Pounds)000        (Pounds)000
------------------------------------------------------------------------------------------------------------
Interest received                                                               230                200
Interest paid                                                                 (540)              (844)
                                                                       -------------------------------------
                                                                              (310)              (644)
                                                                       -------------------------------------

                                                                              YEAR TO            Year to
                                                                            31 DECEMBER        31 December
                                                                               1997               1996
(C)  CAPITAL EXPENDITURE                                                    (Pounds)000        (Pounds)000
------------------------------------------------------------------------------------------------------------
Purchase of tangible fixed assets                                             (5,136)            (6,065)
Proceeds from sale of tangible fixed assets                                        82                711
                                                                       -------------------------------------
                                                                               (5,054)            (5,354)
                                                                       -------------------------------------

                                                                             YEAR TO           Year to
                                                                           31 DECEMBER       31 December
                                                                               1997              1996
(D)  ACQUISITIONS AND DISPOSALS                                            (Pounds)000       (Pounds)000
-----------------------------------------------------------------------------------------------------------
Payment to acquire trade business (note 17)                                   1,018                 -
Investments in associated undertakings                                           39             1,230
                                                                       ------------------------------------
                                                                              1,057             1,230
                                                                       ------------------------------------

                                        1 January                                Exchange          31 DECEMBER
                                           1997             Cash flow            movement              1997
(E)  ANALYSIS OF DEBT                  (Pounds)000         (Pounds)000         (Pounds)000         (Pounds)000
-----------------------------------------------------------------------------------------------------------------
Cash in hand and at bank                   6,619              (2,596)                 70               4,093
Overdrafts                                 (231)                (97)                 (6)               (334)
                                  -------------------------------------------------------------------------------
                                           6,388              (2,693)                 64               3,759
Debt due after 1 year                     (6,221)               (101)                112              (6,210)
Debt due within 1 year                      (262)                 86                   -                (176)
                                  -------------------------------------------------------------------------------
                                             (95)             (2,708)                176              (2,627)
                                  -------------------------------------------------------------------------------

VERO GROUP PLC
NOTES TO THE ACCOUNTS
for the year ended 31 December 1997


                                                                GROUP                     COMPANY
19.  FINANCIAL COMMITMENTS                             1997          1996          1997          1996
CAPITAL COMMITMENTS                                    (Pounds)000   (Pounds)000   (Pounds)000   (Pounds)000
------------------------------------------------------------------------------------------------------------
Capital expenditure that has been contracted
for but has not been provided for in the accounts         1,076           782             -             -
                                                      ------------------------------------------------------

                                                                 1997                        1996
LEASING COMMITMENTS                                     LAND AND                    Land and
At 31 December the Group had annual commitments        BUILDINGS       OTHER       buildings       Other
under non-cancelable operating leases as follows:     (Pounds)000   (Pounds)000   (Pounds)000   (Pounds)000
------------------------------------------------------------------------------------------------------------
Expiring within one year                                     30           169            37           151
Expiring between two and five years                          89           537           179           566
Expiring in over five years                               2,073             -         1,947             -
                                                      ------------------------------------------------------
                                                          2,192           706         2,163           717
                                                      ------------------------------------------------------

                                                                    1997                        1996
                                                           LAND AND                    Land and
At 31 December the Company had annual commitments         BUILDINGS       OTHER       buildings       Other
under non-cancelable operating leases as follows:        (Pounds)000   (Pounds)000   (Pounds)000   (Pounds)000
---------------------------------------------------------------------------------------------------------------
Expiring within one year                                       -             -             -             -

Expiring between two and five years                            -            14             -            11
Expiring in over five years                                    -             -             -             -
                                                         ------------------------------------------------------
                                                               -            14             -            11
                                                         ------------------------------------------------------


20.  PENSION COMMITMENTS
--------------------------------------------------------------------------------
The Group operates a number of pension schemes around the world.

The pension cost in respect of the UK pension schemes for the year ended 31 December 1997 amounted to (Pounds)1,196,000 (1996: (Pounds)1,178,000).
Contributions are charged to the profit and loss account so as to spread the costs of pensions over employees' working lives within the Group.

The major scheme (which is operated in the UK) covers the majority of the Group's UK employees and is a defined benefit scheme. The assets of the scheme are held in a separately administered trust and managed by independent professional investment managers. Contributions are determined by a professionally qualified actuary on the basis of triennial actuarial valuations using the projected unit credit funding method. The latest valuation was at 1 January 1995. The most significant actuarial assumptions made were that the rate of return on investments would be 10% per annum and the rate of increase in salaries would be 8% per annum. The actuarial valuation as at 1 January 1995 showed that the market value of the scheme's assets, ignoring any net current assets which were assumed to be negligible, was (Pounds)12,154,773 and that the actuarial value of those assets represented 102% of the benefits that had accrued to members, after allowing for expected increases in salaries. In accordance with the Actuary's recommendation the contributions of the Group are currently 9.1% of pensionable salaries per annum. Employees' contributions at the rate of 5% of pensionable salaries per annum are payable in addition.

A valuation as at 1 January 1998 is due to be undertaken by the Actuary, the results of which will be available later this year, whereupon the Actuary's recommendations regarding the funding rate will be reviewed.

The Group also operates a number of smaller pension schemes in the UK, Continental Europe and the United States. These are set up in accordance with local conditions and practices in the countries concerned.

21.  CONTINGENT LIABILITIES
--------------------------------------------------------------------------------
The Company has guaranteed bank loan facilities to certain Group undertakings. As at 31 December 1997 the maximum potential liability under these guarantees was (Pounds)4,710,000 (1996: (Pounds)2,521,000).

As at 31 December 1997, the Company has given guarantees and indemnities in the ordinary course of business in respect of certain Group undertakings.


22.  RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------
The Group recharges the VERO Group pension schemes with the costs of administration and independent advisors borne by the Group. The total amount recharged during the year to 31 December 1997 was (Pounds)210,000 (1996:
(Pounds)146,000).

During the year VERO Group plc made sales of (Pounds)3,000 (1996:
(Pounds)40,000) to VERO President Systems Limited and sales of (Pounds)68,000 to VERO Austin Electronics (China) Limited. The balances owing to the Group at 31 December 1997 were respectively (Pounds)13,000 (1996: (Pounds)40,000) and (Pounds)68,000.

                     APPLIED POWER INC. AND VERO GROUP PLC

     INTRODUCTION TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
     ---------------------------------------------------------------------
                                   Unaudited

As described under Item 2 of this report, Applied Power Inc. (the "Company" or "API"), through Applied Power Limited, a wholly owned subsidiary, acquired by means of a tender offer and market purchases of shares over 90% of the outstanding shares of common stock of VERO Group plc ("VERO") at a price of 192 pence per share in cash.

The following unaudited pro forma condensed consolidated balance sheet and statements of earnings (the "pro form statements") give effect to the acquisition of VERO using the purchase method of accounting and are based on the estimates and assumptions set forth in the notes to such pro forma statements. The pro forma statements have been prepared by the Company utilizing the historical financial statements of the Company and notes thereto which were contained in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1997 and the unaudited condensed consolidated interim financial information contained in the Company's Quarterly Report on Form 10-Q for the quarter ended February 28, 1998 and the audited financial statements and notes thereto of VERO, included as Item 7(a) of this report and VERO's unaudited interim results for the six months ended June 30, 1997. VERO's reporting currency is the United Kingdom pound sterling and its financial information in the accompanying pro forma combined financial statements has been translated to the U.S. dollar in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." VERO's historic financial statements are prepared in accordance with generally accepted accounting principles in the United Kingdom ("UK GAAP"). Under UK GAAP purchased goodwill may be written off on acquisition directly against reserves. Under generally accepted accounting principles in the United States goodwill is capitalized and amortized by charges against income over the period during which it is estimated it will be of benefit subject to a maximum of 40 years. Goodwill previously written off directly to reserves in the Unaudited Pro Forma Combined Balance Sheet at February 28, 1998 was approximately $18,900,000.

These pro forma statements have been prepared and included herein as required by the rules and regulations of the Securities and Exchange Commission and are provided for comparative purposes only. The pro forma statements are not necessarily indicative of the future consolidated financial position and results of operation or those which would have occurred had the acquisition been consummated as of the dates reflected in the pro forma statements. In reviewing the pro forma statements, the reader should consider the following;

1. The historical amounts of VERO were compiled to conform, as closely as possible, to the fiscal year of the Company. The historical income statement for VERO covers the twelve month period beginning January 1 through December 31. For pro forma purposes, the VERO income statement has been adjusted to cover the twelve month period beginning July 1, 1996 through June 30, 1997.

2. The following pro forma financial statements do not reflect any adjustments for the various synergies or cost reductions the Company expects to achieve as a result of the acquisition.

                     APPLIED POWER INC. AND VERO GROUP PLC

              UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS

                             API       VERSA/TEK        ZERO                                   VERO
                          SIX MONTHS  SEPTEMBER 1,   SIX MONTHS                             SIX MONTHS
                            ENDED          TO          ENDED                    SUB-TOTAL    ENDED                        TOTAL
                         FEBRUARY 28,  OCTOBER 6,   DECEMBER 31,                PRO FORMA  DECEMBER 31,                  PRO FORMA
                           1998(1)      1997(1)       1997(1)      ADJUSTMENTS   COMBINED     1997(1)       ADJUSTMENTS   COMBINED
                         ------------ ------------  ------------   -----------   ---------  ------------    -----------   ---------
                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net Sales..............    $425,834      $9,330       $131,375                  $566,539     $83,927                     $650,466
Cost of products sold..     276,677       6,637         87,731           24 (4)  371 069      58,204                      429,273
                           --------      ------       --------       ------     --------     -------                     --------
 Gross profit..........     149,157       2,693         43,644          (24)     195,470      25,723                      221,193
Engineering, selling
 and administrative
 expenses..............      97,594       1,302         25,570         (706)(3)  123,760      17,987                      141,747
Amortization of
 intangible assets.....       5,201         --              --          706 (3)    6,144         --            2,540 (5)    8,684
                                                                        237 (4)
                           --------      ------       --------       ------     --------     -------         -------     --------
 Operating earnings....      46,362       1,391         18,074         (261)      65,566       7,736          (2,540)      70,762
Other Expenses
 (Income):
 Net financing costs...       9,470         (11)         1,964          763 (4)   12,186         201           6,493 (5)   18,880

 Other--net............        (195)        100         (2,232)(10)               (2,327)        --                        (2,327)
                           --------      ------       --------       ------     --------     -------         -------     --------
Net Earnings from
 Continuing Operations
 Before Income Tax
 Expense...............      37,087       1,302         18,342       (1,024)      55,707       7,535          (9,033)      54,209
Income Tax Expense(11).      12,981         --           6,636         (201)(4)   19,416       2,541          (2,155)(5)   19,802

                           --------      ------       --------       ------     --------     -------         -------     --------
Net Earnings from
 Continuing Operations.    $ 24,106      $1,302       $ 11,706 (10)  $ (823)    $ 36,291     $ 4,994         $ 6,878     $ 34,407
                           ========      ======       ========       ======     ========     =======         =======     ========
Net earnings from
 continuing operations
 per common and
 equivalent share:
 Basic.................    $   0.87                   $   0.95 (10)             $   0.95                                 $   0.90
 Diluted...............    $   0.82                   $   0.93 (10)             $   0.90                                 $   0.86
Common and equivalent
 shares used in
 computing per share
 amounts:
 Basic.................      27,728                     12,344       (1,852)(2)   38,220                                   38,220
 Diluted...............      29,371                     12,649       (1,897)(2)   40,123                                   40,123

        See Notes to Unaudited Pro Forma Combined Financial Statements

                     APPLIED POWER INC. AND VERO GROUP PLC

               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS

                                    EVEREST    VERSA/TEK    ZERO                                  VERO
                         API     SEPTEMBER 1,    YEAR       YEAR                                  YEAR
                      YEAR ENDED      TO         ENDED     ENDED                   SUB-TOTAL     ENDED                 TOTAL
                      AUGUST 31, SEPTEMBER 26, JUNE 30,   JUNE 30,    ADJUST-      PRO FORMA    JUNE 30,  ADJUST-    PRO FORMA
                       1997 (1)    1996 (1)    1997 (1)   1997 (1)     MENTS       COMBINED     1997 (1)   MENTS      COMBINED
                      ---------- ------------- ---------  --------    --------     ----------   -------- --------    ----------
                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net Sales...........   $672,316     $3,496      $95,288   $235,330    $  5,701 (7) $1,012,131   $163,270             $1,175,401
Cost of products
 sold...............    419,420      2,663       69,773    158,195          20 (6)    654,668    106,492                761,160
                                                                         4,597 (7)
                       --------     ------      -------   --------    --------     ----------   --------             ----------
 Gross profit.......    252,896        833       25,515     77,135       1,084        357,463     56,778                414,241
Engineering, selling
 and administrative
 expenses...........    173,200        304       14,552     46,377      (1,194)(3)    233,994     37,233                271,227
Amortization of                                                            755 (7)
 intangible assets..      6,813        125          --         --        1,194 (3)     11,289        --     5,079 (8)    16,368
                                                                           145 (6)
                                                                         3,012 (7)

                       --------     ------      -------   --------    --------     ----------   -------- --------    ----------
 Operating earnings.     72,883        404       10,963     30,758      (2,828)      112,180      19,545   (5,079)      126,646
Other Expenses
 (Income):
 Net financing
  costs.............     12,003        (23)         (32)     4,095         282 (6)    25,832         653   12,986 (8)    39,471
                                                                         9,507 (7)

 Other--net.........     (1,863)       (47)         607     (1,393)         (3)(7)    (2,699)        --                  (2,699)
                       --------     ------      -------   --------    --------     ----------   -------- --------    ----------
Net Earnings from
 Continuing
 Operations Before
 Income Tax Expense.     62,743        474       10,388     28,056     (12,614)       89,047      18,892  (18,605)       89,874
Income Tax
 Expense (11).......     20,705        --         4,216     11,165          62 (6)    32,413       6,649   (4,464)(8)    34,598
                                                                        (3,735)(7)

                       --------     ------      -------   --------    --------     ----------   -------- --------    ----------
Net Earnings from
 Continuing
 Operations.........   $ 42,038     $  474      $ 6,172   $ 16,891    $ (8,941)    $  56,634    $ 12,243 $(13,601)   $   55,276
                       ========     ======      =======   ========    ========     ==========   ======== ========    ==========
Net earnings from
 continuing
 operations per
 common and
 equivalent share:
 Basic..............   $   1.53                          $$   1.38                 $    1.49                          $     1.46
 Diluted............   $   1.46                          $$   1.36                 $    1.44                          $     1.41
Common and
 equivalent shares
 used in computing
 per share amounts:
 Basic..............     27,530                             12,213      (1,832)(2)    37,911                              37,911
 Diluted............     28,754                             12,450      (1,868)(2)    39,337                              39,336

         See Notes to Unaudited Pro Forma Combined Financial Statements

                     APPLIED POWER INC. AND VERO GROUP PLC

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                             API         ZERO                     SUB-TOTAL      VERO                      TOTAL
                         FEBRUARY 28, DECEMBER 31,                PRO FORMA   DECEMBER 31,               PRO FORMA
         ASSETS            1998 (1)     1997 (1)   ADJUSTMENTS    COMBINED      1997 (1)   ADJUSTMENTS    COMBINED
         ------          ------------ ------------ -----------    ---------   ------------ -----------   ----------
                                                 (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
Current Assets
 Cash and cash
  equivalents...........  $   7,010     $ 22,051                  $  29,061     $ 6,756                  $   35,817
 Short-term
  investments...........        --         4,918                      4,918         --                        4,918
 Accounts receivable,
  net...................     76,908       37,537                    114,445      27,851                     142,296
 Inventories............    130,190       34,137                    164,327      22,765                     187,092
 Prepaid income tax.....     12,453          --                      12,453         --                       12,453
 Prepaid expenses.......     11,116        3,736                     14,852       2,020                      16,872
                          ---------     --------                  ---------     -------                  ----------
   Total Current Assets.    237,677      102,379                    340,056      59,392                     399,448
Investment in VERO
 Group, PLV.............        --           --                         --          --        192,384 (9a)      --
                                                                                             (192,384)(9b)
Other Assets............     10,397       17,259      (2,718)(3)     24,938       1,359                      26,297
Goodwill................    260,361       37,391                    297,752         --        152,377 (9b)  450,129
Other Intangibles.......     46,688          --        2,718 (3)     49,406         --                       49,406
Property, Plant and
 Equipment..............    257,259      106,776                    364,035      37,154                     401,189
 Less: Accumulated
  depreciation..........   (133,019)     (57,444)                  (190,463)     (8,892)                   (199,355)
                          ---------     --------                  ---------     -------                  ----------
Net Property, Plant and
 Equipment..............    124,240       49,332                    173,572      28,262                     201,834
                          ---------     --------     -------      ---------     -------     ---------    ----------
   Total Assets.........  $ 679,363     $206,361     $   --       $ 885,724     $89,013     $ 152,377    $1,127,114
                          =========     ========     =======      =========     =======     =========    ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current Liabilities
 Short-term borrowings..  $  15,585     $    --                    $  15,585    $   842                   $  16,427
 Trade accounts
  payable...............     62,335        7,827                      70,162     14,993                      85,155
 Accrued compensation
  and benefits..........     28,207        7,246                      35,453        --                       35,453
 Income taxes payable...      4,118          573                       4,691      4,757                       9,448
 Other current
  liabilities...........     24,975        8,420                      33,395     17,747                      51,142
                          ---------     --------                   ---------    -------                  ----------
   Total Current
    Liabilities.........    135,220       24,066                     159,286     38,339                     197,625
Long-term Debt..........    272,262       51,573                     323,835     10,251       192,384 (9a)  526,470
Deferred Income Tax.....     16,913          --                       16,913        416                      17,329
Other Deferred
 Liabilities............     27,241       13,084                      40,325        --                       40,325
Shareholders' Equity
 Common stock (API:
  27,836,656 shares;
  ZERO 12,391,197
  shares; and
  38,369,173 shares on
  a pro forma combined
  basis)................      5,567          166          --           5,733      4,964        (4,964)        5,733
 Additional paid-in
  capital...............     38,538       39,289          --          77,827     30,094       (30,094)       77,827
 Retained earnings......    190,049      151,899          --         341,948      6,568        (4,949)      343,567
 Cumulative translation
  adjustments...........     (6,427)         100                      (6,327)    (1,619)                     (7,946)
 Treasury stock.........        --       (73,816)                    (73,816)       --                      (73,816)
                          ---------     --------    ---------      ---------    -------                  ----------
   Total Shareholders'
    Equity..............    227,727      117,638                     345,365     40,007       (40,007)(9b)  345,365
                          ---------     --------    ---------      ---------    -------      --------    ----------
   Total Liabilities and
    Shareholders'
    Equity..............  $ 679,363     $206,361    $     --       $ 885,724    $89,013      $152,377    $1,127,114
                          =========     ========    =========      =========    =======      ========    ==========

         See Notes to Unaudited Pro Forma Combined Financial Statements

                     APPLIED POWER INC. AND VERO GROUP PLC

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1--PERIODS COMBINED

  The Company's consolidated statements of earnings for the six months ended February 28, 1998 (unaudited) and for the fiscal year ended August 31, 1997, have been combined with the VERO consolidated statements of income for the six months ended December 31, 1997 and for the twelve months ended June 30, 1997 (both unaudited) respectively. The Company's February 28, 1998 unaudited consolidated balance sheet has been combined with VERO's December 31, 1997 audited consolidated balance sheet.

On April 6, 1998, the Company and ZERO Corporation ("ZERO") jointly announced that they had entered a definitive strategic merger agreement in which a newly created subsidiary of the Company will be merged into ZERO. Under the terms of the merger, ZERO stockholders will receive .85 shares of the Company's common stock for each share of ZERO. Approved by the boards of directors of both companies, consummation of the Merger is subject to approval by the stockholders of both companies and satisfaction of certain other condition. The Merger would be accounted for as a pooling of interests and is expected to be completed in July 1998. The unaudited pro forma combined financial data for the six months ended February 28, 1998 includes the operating results of Versa Technologies, Inc. ("Versa/Tek"), which was acquired by the Company on October 6, 1997, for the period from September 1 to October 6, 1997 and the operating results of ZERO for the six months ended December 31, 1997. The unaudited pro forma combined financial data for the year ended August 31, 1997 includes the operating results of Everest Electronics Equipment, Inc. ("Everest"), which was acquired by the Company on September 26, 1996, for the period from September 1 to September 26, 1996, and the operating results of Versa/Tek and ZERO for their respective twelve months ended June 30, 1997. The operating results of Versa/Tek and Everest subsequent to their acquisition dates, are included in the Company's historic results (presented in the first column of the accompanying combined financial statements) for the six months ended February 28, 1998 and the year ended August 31, 1997.

  VERO's reporting currency is the pound sterling and its financial information in the accompanying pro forma combined financial statements has been translated to the U.S. dollar in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." VERO's historic financial statements are prepared in accordance with generally accepted accounting principles in the United Kingdom ("UK GAAP"). Under UK GAAP purchased goodwill may be written off on acquisition directly against reserves. Under generally accepted accounting principles in the United States goodwill is capitalized and amortized by charges against income over the period during which it is estimated it will be of benefit subject to a maximum of 40 years. Goodwill previously written off directly to reserves in the Unaudited Pro Forma Combined Balance Sheet at February 28, 1998 was approximately $18,900,000.

                    APPLIED POWER INC. AND VERO GROUP PLC

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1--PERIODS COMBINED

  The Company's consolidated statements of earnings for the six months ended February 28, 1998 (unaudited) and for the fiscal year ended August 31, 1997 have been combined with the VERO consolidated statements of income for the six months ended December 31, 1997 and for the twelve months ended June 30, 1997 (both unaudited) respectively. The Company's February 28, 1998 unaudited consolidated balance sheet has been combined with VERO's December 31, 1997 audited consolidated balance sheet.

  On April 6, 1998 the Company and ZERO Corporation ("ZERO") jointly announced that they had entered a definitive strategic merger agreement in which a newly created subsidiary of the Company will be merged into ZERO. Under the terms of the Merger, ZERO stockholders will receive 0.85 shares of the Company's common stock for each share of ZERO. Approved by the boards of directors of both companies, consummation of the Merger is subject to approval by the stockholders of both companies and satisfaction of certain other conditions. The Merger would be accounted for as a pooling of interests and is expected to be completed in July 1998. The unaudited pro forma combined financial data for the six months ended February 28, 1998 includes the operating results of Versa Technologies, Inc. ("Versa/Tek"), which was acquired by the Company on October 6, 1997, for the period from September 1 to October 6, 1997 and the operating results of ZERO for the six months ended December 31, 1997. The unaudited pro forma combined financial data for the year ended August 31, 1997 includes the operating results of Everest Electronics Equipment, Inc. ("Everest"), which was acquired by the Company on September 26, 1996, for the period from September 1 to September 26, 1996, and the operating results of Versa/Tek and ZERO for their respective twelve months ended June 30, 1997. The operating results of Versa/Tek and Everest subsequent to their acquisition dates, are included in the Company's historic results (presented in the first column of the accompanying combined financial statements) for the six months ended February 28, 1998 and the year ended August 31, 1997.

  VERO's reporting currency is the pound sterling and its financial information in the accompanying pro forma combined financial statements has been translated to the U.S. dollar in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." VERO's historic financial statements are prepared in accordance with generally accepted accounting principles in the United Kingdom ("UK GAAP"). Under UK GAAP purchased goodwill may be written off on acquisition directly against reserves. Under generally accepted accounting principles in the United States goodwill is capitalized and amortized by charges against income over the period during which it is estimated it will be of benefit subject to a maximum of 40 years. Goodwill previously written off directly to reserves in the Unaudited Pro Forma Combined Balance Sheet at February 28, 1998 was approximately $18,900,000.

NOTE 2--PRO FORMA NET EARNINGS PER SHARE

  The unaudited pro forma combined net earnings per common share and per common and equivalent share is based upon the weighted average number of common and equivalent shares of API and ZERO outstanding for each period at the Exchange Ratio of 0.85 shares of API Common Stock for each share of ZERO Common Stock.

NOTE 3--RECLASSIFICATIONS (ZERO)

  Certain reclassifications, none of which affect income from continuing operations, have been made to the ZERO statements of income in the pro forma combined statements of earnings to conform classifications of "Amortization of intangible assets" and to ZERO's balance sheet in the pro forma combined balance sheet to conform classifications of "Other intangibles."

NOTE 4--PRO FORMA ADJUSTMENTS (VERSA/TEK)

  The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of earnings for the six months ended February 28, 1998 as a result of the Versa/Tek acquisition.

      1. Incremental interest expense on acquisition debt at a rate
         of 6.5%...................................................   $  (763)
      2. Increase in depreciation expense resulting from adjustment to carrying amount of plant and equipment being
         depreciated over a 7 year life............................       (24)
      3. Reflect amortization of increase in goodwill and
       intangible assets arising from this transaction, over
       periods of 10 to 40 years...................................      (237)
      4. Decrease in income taxes (net benefit) applying a 39%
       effective US and Wisconsin state income tax rate to the
       earnings of Versa/Tek, less the effect of pro forma
       adjustments in 1, 2 and 3 above (with the exception of non-
       deductible amortization)....................................       201
                                                                     --------
                                                                      $  (823)
                                                                     ========

NOTE 5--PRO FORMA ADJUSTMENTS (VERO)

  The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of earnings for the six months ended February 28, 1998 as a result of the pending VERO acquisition.

      1. Incremental interest expense on acquisition debt at a rate of
         6.75%........................................................  $(6,493)
      2. Reflect amortization of goodwill arising from this
         transaction, over a 30 year life.............................   (2,540)
      3. Decrease in income taxes (net benefit) applying a 37%
         effective income tax rate to the earnings of VERO, less the effect of pro forma adjustments in 1 and 2 above (with the
         exception of non-deductible amortization)....................    2,155
                                                                        -------
                                                                        $(6,878)
                                                                        =======

NOTE 6--PRO FORMA ADJUSTMENTS (EVEREST)

  The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of earnings for the year ended August 31, 1997 as a result of the Everest acquisition.

      1. Incremental interest expense on acquisition debt at a rate of
         6.5%.........................................................  $  (282)
      2. Increase in depreciation expense resulting from adjustment to carrying amount of plant and equipment being depreciated over
         a 7 year life................................................      (20)
      3. Reflect amortization of goodwill arising from this
         transaction, over a 25 year life.............................     (145)
      4. Increase in income taxes applying a 41% effective U.S. and
         California state income tax rate to the earnings of Everest,
         less the effect of pro forma adjustments in 1, 2 and 3 above.      (62)
                                                                        -------
                                                                        $  (509)
                                                                        =======

NOTE 7--PRO FORMA ADJUSTMENTS (VERSA/TEK)

  The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of earnings for the year ended August 31, 1997 to reflect a full year of Eder Industries in Versa/Tek (Eder was acquired by Versa/Tek on October 31, 1996).

      1. Add historical operating results of Eder for the four-month period July 1, 1996 to 10/31/96 (date of Versa/Tek's
         acquisition)
        Net Sales.................................................... $  6,338
        Cost of Products Sold........................................   (4,924)
        Engineering, Selling and Administrative Expenses.............     (755)
        Financing Costs..............................................      (19)
        Other Income.................................................        3
      2. Eliminate intercompany sales and purchases between Eder and
         Versa/Tek...................................................      637
                                                                          (637)
      3. Incremental interest expense/elimination of interest income relating to the cash borrowed/used in the acquisition at a
         rate of 6.5%................................................     (333)
      4. Increase in depreciation expense resulting from adjustment to carrying amount of plant and equipment being depreciated
         over periods of 10 to 30 years..............................      (24)
      5. Reflect additional amortization of goodwill and other
         intangibles arising from the Eder transaction over periods
         of 3 to 40 years............................................     (163)
                                                                      --------
                                                                      $    123
                                                                      ========

  The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of earnings for the year ended August 31, 1997 as a result of the Versa Tek acquisition.

      6. Incremental interest expense on acquisition debt at a
         rate of 6.5%.............................................  $ (9,155)
      7. Increase in depreciation expense resulting from
         adjustment to carrying amount of plant and equipment
         being depreciated over a 7 year life.....................      (286)
      8. Reflect amortization of increase in goodwill and
         intangible assets arising from this transaction over
         periods of 10 to 40 years................................    (2,849)
      9. Decrease in income taxes (net benefit) applying a 39%
         effective US and Wisconsin state income tax rate to the
         earnings of Versa/Tek, less the effect of pro forma
         adjustments in 1 through 8 above (with the exception of
         non-deductible amortization).............................     3,735
                                                                   ---------
                                                                    $ (8,555)
                                                                   =========

NOTE 8--PRO FORMA ADJUSTMENTS (VERO)

  The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of earnings for API's year ended August 31, 1997 as a result of the pending VERO acquisition.

      1. Incremental interest expense on acquisition debt at a rate
         of 6.75%..................................................   $(12,986)
      2. Reflect amortization of goodwill arising from this
         transaction, over a 30 year life..........................     (5,079)
      3. Decrease in income taxes (net benefit) applying a 37%
         effective income tax rate to the earnings of VERO, less
         the effect of pro forma adjustments 1 and 2 above (with
         the exception of non-deductible amortization).............      4,464
                                                                     ---------
                                                                      $(13,601)
                                                                     =========

NOTE 9--PRO FORMA ADJUSTMENTS (VERO)

  (a) The following pro forma adjustments are incorporated in the pro forma combined balance sheet at February 28, 1998 as a result of the pending VERO acquisition.

      Purchase price of outstanding shares..........................  $192,384

  (b) The following pro forma adjustments are made to reflect estimated fair value adjustments and to eliminate the investment in VERO:

      VERO net assets--as reported..................................  $ 40,007
      Fair value adjustments:
        Record goodwill acquired....................................   152,377
                                                                     ---------
          Investment in VERO........................................  $192,384
                                                                     =========

NOTE 10--SPECIAL ITEM (ZERO)

  Other Income--net for the six months ended December 31, 1997 includes life insurance proceeds of $1,709 ($0.14 per share).

NOTE 11--INCOME TAX EXPENSE

  Effective tax rates are higher than the statutory federal income tax rates primarily due to state income taxes, net of federal benefit.